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SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549


FORM 8-K


 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934


Date of Report  (Date of earliest event reported)  January 10, 1997


HOME HEALTH CORPORATION OF AMERICA, INC.
(Exact name of registrant as specified in its charter)


Pennsylvania                    23-2224800               0-26938
(State or other juris-         (IRS Employer       (Commission File No.)
diction of incorporation)    Identification No.)

2200 Renaissance Boulevard
Suite 300
King of Prussia, PA                                 19406
(Address of principal executive offices)          (Zip code)

Registrant's telephone number, including area code: (610) 272-1717

Exhibit index is located on page 5

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 10, 1997, Home Health Corporation of America, Inc. (the "Company") acquired from Mark O'Brien and LHS Holdings, Inc. ("LHS") certain assets, subject to certain liabilities, of LHS and its subsidiaries Liberty Health Services, Inc. ("Liberty") and Nurses Today M/C, Inc. ("Nurses Today"), providers of primarily Medicare-reimbursed nursing and related patient services with $14.7 million in net revenues for the twelve month period ended June 30, 1996 and operations in Texas. The acquisition of these companies was effective January 1, 1997 and the consideration was comprised of $2.0 million in cash, which was funded through borrowings under the Company's senior credit facility.

Additionally, in connection with this acquisition, the Company signed a definitive agreement to acquire from Mark O'Brien, sole stockholder of LHS, certain assets, subject to certain liabilities, of PDN, Inc. ("PDN") and Med IV, Inc. ("Med IV"), affiliates of LHS (collectively with LHS, Liberty, and Nurses Today, the "LHS Acquisition"), and providers of primarily pediatric nursing and infusion therapy services with $1.3 million in net revenues for the twelve month period ended June 30, 1996. The acquisition of PDN and Med IV is expected to close by April 30, 1997. The aggregate consideration payable for these two companies is approximately $7.1 million, including an estimated contingent amount of $2.7 million based upon four and one-half times the earnings before interest, taxes, depreciation and amortization of these two companies. The aggregate consideration, excluding the contingent amount,is comprised of approximately $3.1 million in cash, $1.0 million in notes, and the balance in shares of the Company's common stock. These acquisitions will be accounted for as a purchase.

      ITEM 7.   FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

a) Financial Statements

The historical financial statements of the companies acquired in the LHS Acquisition required to be filed with this Form 8-K are not included in this filing. Such financial statements will be filed as soon as practicable, but not later than 60 days after the date on which this Form 8-K is required to be filed.

b)	Unaudited Pro Forma Financial Information

The unaudited pro forma financial information of the companies acquired in the LHS Acquisition required to be filed with this Form 8-K are not included in this filing. Such pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date on which this Form 8-K is required to be filed.

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c) Exhibits

2.1* Asset Acquisition Agreement Among Home Health Corporation of America, Inc. and its Nominees, LHS Holdings, Inc., Liberty Health Services, Inc., Nurses Today M/C, Inc. and Mark H. O'Brien.

2.2* Asset Acquisition Agreement Among Home Health Corporation of America, Inc. and its Nominees, PDN, Inc., Medical I.V., Inc. and Mark H. O'Brien.

2.3* Indemnification Agreement Among Home Health Corporation of America, Inc. and its Nominees, LHS Holdings, Inc., Liberty Health Services, Inc., Nurses Today M/C, Inc., PDN, Inc., Medical I.V., Inc. and Mark H. O'Brien.


















*	Incorporated by reference to the Company's Form 8-K dated November 27,
1996, as filed on December 13, 1996.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Home Health Corporation of America, Inc.


Date:	  January 27, 1997		 /s/    Bruce J. Colburn
	                          Name:  Bruce J. Colburn
                          	Title: Chief Financial and Accounting Officer


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EXHIBIT INDEX


2.1* Asset Acquisition Agreement Among Home Health Corporation of America, Inc. and its Nominees, LHS Holdings, Inc., Liberty Health Services, Inc., Nurses Today M/C, Inc. and Mark H. O'Brien.

2.2* Asset Acquisition Agreement Among Home Health Corporation of America, Inc. and its Nominees, PDN, Inc., Medical I.V., Inc. and Mark H. O'Brien.

2.3* Indemnification Agreement Among Home Health Corporation of America, Inc. and its Nominees, LHS Holdings, Inc., Liberty Health Services, Inc., Nurses Today M/C, Inc., PDN, Inc., Medical I.V., Inc. and Mark H. O'Brien.


















*	Incorporated by reference to the Company's Form 8-K dated November 27,
1996, as filed on December 13, 1996.